UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2008

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

The following information is being furnished, not filed. Therefore, it may not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

In this Report, except as expressly indicated or unless the context otherwise requires, the "Company," "MuniMae," "we," "our" or "us" means Municipal Mortgage & Equity, LLC, a Delaware limited liability company, and its majority-owned subsidiaries.

Cautionary Statement Regarding Forward-Looking Statements

This Report contains forward looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management’s expectations at the date of this Report regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Report. Readers are cautioned not to place undue reliance on forward-looking statements in this Report. We have not undertaken to update any forward-looking statements.

EXPLANATORY NOTE

In September 2006, we determined that we had to restate our financial statements for 2005 and 2004 and for the first quarter of 2006. We are in the process of completing our financial statements at December 31, 2006 and for the year ended on that date, and our restated financial statements at December 31, 2005 and for the years ended December 31, 2005 and 2004.

We are filing this Current Report on Form 8-K in order to provide investors with information about the restatement and its effects on our financial statements, and to provide current information on our business related to the effects of the current credit market conditions.

INFORMATION ABOUT THE RESTATEMENT

The restatement effort involves a large number of employees and consultants spending a substantial amount of time reviewing and revising accounting policies and performing reviews of our transactions during the restatement period and all significant transactions prior to the restatement period that could affect the restatement period financial statements. This included the review and analysis of over 1,200 general ledger accounts as well as thousands of transactions and third party contracts in order to remeasure and support these accounts during the two years that are being restated (2004 and 2005) and during the year ended December 31, 2006, as well as during interim periods within some of those years. During 2007, we spent more than $54.1 million on this effort and related audit work.

At this point, the restatement work is substantially complete and we are preparing our 2004, 2005, and 2006 financial statements. Management believes that these financial statements will comply with Generally Accepted Accounting Principles ("GAAP"); however, we are addressing several remaining accounting issues and our independent accounting firm is currently conducting an audit of these financial statements. Therefore, the financial information contained herein should be considered preliminary and unaudited that is subject to possible significant change.

The restatement process has changed our previous accounting across many areas of our activities. However, it has not resulted in any significant adjustments to our corporate cash accounts. The restatement did affect three areas more than others. Those three areas, and their effects as compared to our previously reported December 31, 2005 financial statements, are as follows:

• We have consolidated over 230 entities, in which we have little to no ownership interest, that were not previously consolidated. The consolidation of these entities resulted in our including in our total assets as of December 31, 2005 approximately $4.6 billion of assets in which we had little or no economic interest and including in our total liabilities at that date $1.9 billion of liabilities as to which neither we nor any of our majority owned subsidiaries have any obligations as well as $2.7 billion of non-controlling interests in consolidated funds and ventures. It also resulted in our recording cumulative losses of $78.3 million (primarily the result of property depreciation charges), which we have no financial obligation to fund. To the extent these charges are attributable to consolidation, we expect these charges to reverse upon disposition of the entity. Our only economic interest in these entities is through bonds and loans secured by these properties, which had an asset value of $154.0 million at December 31, 2005.

• We made significant changes in accounting policies related to tax credit equity funds sponsored by our Affordable Housing Division. These changes resulted in an overall reduction of Shareholders’ Equity totaling $55.2 million at December 31, 2005. The three largest components of this reduction involved the deferral of syndication fees that were not previously deferred, the expensing of start-up costs that were previously capitalized and the remeasurement of recorded losses related to the real estate sale aspect of our syndication activities. These reductions were slightly offset by positive impacts of changes to our asset management fee recognition policy.

• We made numerous changes to the valuation of financial instruments including valuations of the Company’s bond portfolio, loans, derivatives, mortgage servicing rights, and certain guarantee obligations, resulting in an overall net increase of Shareholders’ Equity totaling $78.8 million at December 31, 2005. The majority of this change is directly attributable to the revaluation of the bond portfolio, which resulted in an increase in the carrying value of such bonds of $67.7 million. This positive valuation impact relates to values at December 31, 2005. Market changes in 2008 have resulted in substantial adverse changes to the values of our tax-exempt bonds.

The following table summarizes the net cumulative impact of the changes to Shareholders’ Equity from what was previously reported as of December 31, 2005, and a roll forward of the changes to Shareholders’ Equity to December 31, 2006, based on our management prepared unaudited financial statements. We have classified the accounting changes that have been addressed by the restatement into four broad categories as well as the corresponding tax impact of the changes. In some instances, management exercised judgment in assigning to a particular category a change that fell within more than one category. While the classifications are not required under Generally Accepted Accounting Principles ("GAAP"), management believes these classifications will assist financial statement users in understanding the nature and impact of the changes reflected in the restatements of previously reported financial statements. The descriptions of these classifications in the table and discussion below provide only a summary of the primary accounting issues. Our Annual Report on Form 10-K for the year ended December 31, 2006 will more fully describe the restatement adjustments.

Cumulative Impact of Restatement on Year-Ended December 31, 2005 Shareholders’ Equity and Year-Ended December 31, 2006 Shareholders’ Equity – Unaudited and subject to change

(in thousands)
Shareholders’ Equity as previously reported at December 31, 2005………...….….$768,319
Cumulative impact of restatement adjustments:
Consolidation of funds and ventures……………………………………….…..…….(78,351)
Affordable Housing Division…………………………………………………..….…(55,246)
Valuation of financial instruments…………………………………….……..…..........78,841
Other accounting changes…………………………………………………….…........(26,378)
Tax effects of restatement adjustments………………………………………….….....36,160
----------------
Cumulative impact of restatement adjustments………………………….….…..……(44,974)
----------------
Restated Shareholders’ Equity at December 31, 2005……………………….….….$723,345
=========
Pre-tax Income for the year ended December 31, 2006……………………….…..…..28,177
Provision for Income Taxes………………………………………………..…..…...….(6,323)
Change in Other Comprehensive Income……………………………………..…..…...25,688
Distributions of $2.02 per share………………………………………………............(77,103)
Other Shareholders’ Equity changes……………………………………………..…....10,263
----------------
Shareholders’ Equity at December 31, 2006……………………………………..…$704,047
=========

Consolidation of funds and ventures – As part of the restatement, the Company has evaluated its relationship with over 300 potential variable interest entities and concluded that over 230 of these previously unconsolidated entities should have been consolidated. Therefore, in the restated consolidated financial statements and the 2006 consolidated financial statements, the Company will report all assets, liabilities, non-controlling interests, income and expense of these entities. Under the previously applied equity method of accounting, generally, we would be allowed to stop recognizing losses when the basis in our investment account reaches zero. However, when we consolidate an entity, we must recognize all losses that are not absorbable by other investors. In certain cases, with regard to both our Low Income Housing Tax Credit Funds ("LIHTC Funds") and to entities as to which we have taken back the general partner interests, as a result of the consolidation, our financial statements must reflect essentially all the cumulative losses (primarily non-cash depreciation and other charges) of the consolidated entities, even though we are not legally obligated to fund these amounts. To the extent these charges are attributable to consolidation, we expect these charges to reverse upon disposition of the entity.

Affordable Housing Division – As part of the restatement the Company made several changes related to the recognition of syndication fees, asset management fees and income related to funds as to which the Company made yield guarantees. The primary drivers of the decrease in Shareholders’ Equity are the deferral of syndication fees that were not previously deferred, the expensing of start-up costs that were previously capitalized and remeasurement of losses that had been recorded with regard to the sale of real estate in connection with the Company’s syndication activities.

Valuation of financial instruments – As part of the restatement process management made several changes to the estimated fair value of the Company’s bonds, derivatives, mortgage servicing rights and guarantee obligations. The majority of the increase in Shareholders’ Equity related to valuation of financial instruments was due to the revaluation of bonds held by the Company’s TE Bond Subsidiary.

Other accounting changes – The restatement resulted in various changes to our loan accounting, derivative accounting, guarantee accounting, and purchase business combination accounting. In addition, we modified our accounting for bonds, mortgage servicing rights, equity method investments, property plant and equipment, leases and stock based compensation.

Deferred Tax Asset Valuation Allowance – Included in the provision for income taxes in 2006 is a provision for a valuation allowance of $28.5 million related to the Company’s deferred tax asset. The realization of this deferred tax asset is dependent on the generation of future taxable income. The Company has not yet completed its analysis of future taxable income and therefore, for the purpose of this Report, the Company established a valuation allowance against this net deferred asset, which brings this net deferred asset value to zero as of December 31, 2006.

Non-GAAP Measure – Deconsolidated Shareholders’ Equity

We are now consolidating all of our LIHTC Funds and certain property owning partnerships in which those funds own the limited partner interests in situations where we acquired the general partner interests, primarily as a result of debt defaults by the partnerships ("Lower Tier Property Partnerships"). We are also consolidating certain funds and ventures that are managed by our Real Estate Division. The effect of consolidating these entities is to include in our financial statements the assets, liabilities, non-controlling interests, income and expenses of these entities, even though we have little or no legal or economic ownership interest in them. Management believes that a presentation that does not include the consolidation of entities where we have little-to-no legal or economic ownership interest will provide additional useful information to investors because it shows the financial results of the Company where we have a meaningful legal or economic ownership interest.

The measurement process used to derive Deconsolidated Shareholders’ Equity was to remove the impact of consolidation accounting to the extent it made us consolidate entities in which we own only minority interests or own no interests, and to account for such entities using the equity method of accounting.

The following table provides reconciliation from GAAP Shareholders’ Equity to a Deconsolidated View of Shareholders’ Equity for 2006.

Reconciliation of December 31, 2006 GAAP Shareholders’ Equity to a Deconsolidated View of Shareholders’ Equity – Unaudited and subject to change

(in thousands) 2006
----------------
GAAP Shareholders’ Equity ……………………………………$704,047
Deconsolidation of:
LIHTC Funds……………………………………...…..…………..…6,925
Lower Tier Property Partnerships….……………………………….51,447
Other………………………………………………………….……..(2,300)
----------------
Deconsolidated View of Shareholders’ Equity……..………...….$760,119
=========

Deconsolidated Shareholders’ Equity is a non-GAAP financial measure. Our management believes it will be helpful to users of our financial statements because it provides a view of net assets that we legally own, the obligations that we legally owe, and the results of operations of the entities of which we own at least majority interests. It is used in addition to, and in conjunction with, results presented in accordance with GAAP. This non-GAAP financial measure should not be relied upon to the exclusion of the GAAP Shareholders’ Equity.

EFFECTS OF CURRENT CREDIT MARKET CONDITIONS

Many aspects of our businesses have been affected by the recent disruptions in the credit markets, in some cases significantly. Some of these have been direct effects on us or our assets, and some have been effects on financial institutions and other entities with which we deal that have affected their willingness to participate in our activities as equity investors, lenders or otherwise.

The principal effects of the credit market disruption on us to date have been the following:

• Many of the institutions that in the past have been key investors in the funds we manage or lenders to the funds we manage, are experiencing their own capital challenges. At least in part because of this, there has been a major reduction in the willingness of those institutions to invest in new investment funds or to provide financing to new investment funds. As a result, during 2008 we have not formed any new funds, and we have essentially curtailed our efforts to do so except with regard to renewable energy investments and our international housing business. This has most severely affected our tax credit equity syndication activities, where several of the institutions that have been the largest investors in LIHTC Funds we sponsor (our principal tax credit equity syndication vehicles), including Fannie Mae and Freddie Mac, have said they are not likely to invest in LIHTC Funds in 2008, or at least until later in the year. However, it has affected other aspects of our businesses as well. We will continue to seek investors and lenders for our funds as market and business conditions permit.

• We, like many companies, are encountering increasing efforts by banks and other lenders to reduce their outstanding loans and loan commitments. Among other things, several lenders that historically have provided short term warehouse lines that we have used to accumulate certain types of assets until we can securitize or otherwise sell them have been reluctant to continue those lines. As a result, we have repaid some of our lines in full. We have replaced a portion of those lines, but overall there has been a net contraction in our warehouse borrowing capacity with respect to some types of assets. In response, we have significantly reduced our origination of those types of assets. However, the warehouse lines we use with regard to other types of assets, including loans we originate for sale to Fannie Mae, Freddie Mac and other government sponsored entities, have not been reduced, and we have been able to grow that aspect of our business during the fourth quarter of 2007 and into the first quarter of 2008 despite the current credit climate.

• We frequently have sold tax-exempt mortgage bonds we originate by securitizing them. Since the summer of 2007, there have been very few buyers of newly securitized bonds, and what buyers there are have been requiring yields that make it unprofitable for us to securitize the bonds we originate. Therefore, under current market conditions, we are not using securitization as a source of financing.

• In February 2008, a market abnormality led to a significant decline in the value both of our portfolio of state housing agency tax-exempt bonds and of the securities we had bought to hedge against such a decline. This led to significant margin calls to support the borrowings that are secured by the bonds and to support the hedges. As previously announced, in early March we entered into an agreement under which we gave the principal margin lender a security interest in the common shares of MuniMae TE Bond Subsidiary (a subsidiary which holds a portfolio of tax-exempt bonds we originated) and received substantial credit against any future margin requirements. This ended our need to post additional cash margin collateral so long as the maximum credit is not exceeded. However, prior to making that arrangement, we had posted $51.5 million of cash margin collateral, of which $40.2 million had been posted since January 1, 2008.

• In an effort to reduce our exposure to future margin calls and our exposure under our recent margin credit arrangement, as well as in an effort to obtain the return of some of the cash margin collateral we had posted before we entered into the arrangement, we have been selling our state housing agency tax-exempt bonds. However, despite the fact that our tax-exempt state agency bonds are rated AA or better by Standard & Poor's Rating Service, and all the issuers are meeting their debt service obligations, the prices at which we have been able to sell the bonds are significantly below their face amount and below the amounts we borrowed when we acquired them. Therefore, we have suffered losses when we have sold bonds, and have suffered additional losses in liquidating hedges we acquired with regard to the bonds we have sold. We covered those losses with a portion of the cash margin collateral we had posted, but unless and until the remaining bonds recover some of their prior value, we will not be able to recover any of the cash collateral we had posted.

• The combination of reduced investor interest and reduced liquidity resulting from the circumstances described above has led us to significantly curtail our activities. As of the end of March 2008, the only activities we had not significantly reduced were origination of loans for sale to Fannie Mae and Freddie Mac (which we have increased) and activities related to renewable energy generation and our international housing business. The curtailment of activities will not affect our tax exempt bond income or our fee income and other income with regard to funds we had formed in prior years or from other asset management activities, but it will limit the fees we will receive during at least most of 2008 from fund originations and other new investment activities to fees related to agency originations and investments in renewable energy ventures.

• The curtailment of many of our activities is one of several steps we have taken to reduce our use of cash. However, there are some very substantial cash requirements we cannot avoid.

One of our significant needs for cash is to fund construction financings we have committed to provide. When we agree to provide construction financing, we commit to lend a specified amount, and then make advances against that commitment as construction progresses. Because of that, we almost always have commitments to make future advances to borrowers. Currently, we have commitments to make advances in excess of $185 million, a majority of which will be funded during 2008.

Another significant need for cash is to pay the cost of finalizing our financial statements for 2006 and our restated financial statements for 2005 and prior years, as well as the cost of preparing our 2007 financial statements and preparing 2007 financial statements for funds we manage or advise. During 2007, we incurred more than $54.1 million of costs of this type.

• In order to reduce our interest costs, we sometimes arrange to have borrowings we make enhanced by credit support from major financial institutions. When we do that, our obligations can be affected by changes in the credit ratings of our credit enhancers. In one instance, in late 2007, a substantial pool of our assets was at risk because the credit rating of one of our credit enhancers was downgraded to a level that entitled holders of credit enhanced debt instruments to require that they be repurchased. Currently, the situation has been resolved and we are in the process of replacing the credit enhancer. There can be no assurance that a similar problem will not arise and we continue to have other outstanding credit enhanced debt.

• In an effort to preserve our relationships with key employees who are affected by our origination reductions because they are compensated on the basis of their production of new investors or new investments, we have put in place compensation programs to supplement their production based compensation.

In addition to taking the steps described above, we are actively seeking to add new borrowing lines and to generate cash by selling assets. These steps are essential to our being able to meet our cash needs. We are also trying to preserve our ability to resume our prior level of fund generation, origination and investment activities when market conditions become more normal. However, until market conditions normalize, we will continue to curtail our business activities and conserve our resources, as a result of which we will almost surely suffer a reduction in revenues and earnings, factors which we expect our Board to take into consideration when it considers any future declaration of dividends to our shareholders.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

April 9, 2008	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO